Exhibit 10.20

                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT ("Agreement"), dated as of December 31, 1998, by and among ABLE ENERGY COMPANY, INC., a Delaware corporation ("Able" or "Seller"), ABLE OIL COMPANY MONTGOMERY, INC., a Pennsylvania corporation (the "Company"), and ANDREW W. SCHMIDT, an adult individual residing in the Commonwealth of Pennsylvania (the "Buyer"). Certain capitalized terms used herein shall have the meaning given such terms in Section 8.11 below,

                                    PREAMBLE

      A. The Company is and has been a corporation engaged in the operation of a heating oil and fuel distribution business serving Philadelphia and surrounding counties in Pennsylvania (the "Business").

      B. Seller owns all of the issued and outstanding shares of the capital stock of the Company (the "Company Shares").

      C. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Company Shares, all on the terms and conditions hereinafter set forth, and Seller or its Affiliate and the Company desire to enter into a certain franchise agreement in connection therewith.

      NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                  SALE OF STOCK

      Seller, in reliance upon the representations and warranties of Buyer contained herein and on the terms and conditions herein set forth, hereby agrees to sell, assign, transfer, convey and deliver to Buyer at the Closing all of its right, title and interest in and to all of the Company Shares. Buyer, in reliance upon the representations and warranties of Seller contained herein and on the terms and conditions hereinafter set forth, hereby agrees to purchase the Company Shares from Seller at the Closing for a purchase price as provided in
Article 2 hereof.


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                                    ARTICLE 2
                       CONSIDERATION AND MANNER OF PAYMENT

      2.1 Purchase Price. The aggregate purchase price for the Company Shares (the "Purchase Price") is One Hundred and Forty Thousand Dollars (U.S.$140,000) to be paid as provided for in Section 2.2.

      2.2 Payment of Purchase Price. The Purchase Price shall be paid in accordance with a Promissory Note the (the "Note") to be executed and delivered by Buyer at the Closing. The Note shall be in the original principal amount of the Purchase Price and shall bear interest as set forth therein. A form of the
Note is attached hereto as Exhibit 2.2.

      2.3 Pledge and Security Agreement. The Company Shares and the assets of the Business to be purchased hereby shall be subject to a pledge (with respect to the Company Shares) and a grant of a security interest (in the assets of the Business) to the Seller to secure the Buyer's obligations under the Note. The terms of the pledge shall be set forth in a Pledge and Security Agreement ("Pledge Agreement"), a form of which is attached hereto as Exhibit 2.3.

                                    ARTICLE 3

                     SELLER'S REPRESENTATIONS AND WARRANTIES

      Seller and the Company (collectively, the "Seller Parties") hereby represent and warrant to Buyer as of the Closing Date as follows:

      3.1 Seller Parties Authority. The Company and the Seller each has full corporate power, right and authority, to enter into and perform its respective obligations under this Agreement and each of the Transaction Documents to which each of them is a party. This Agreement and each of the Transaction Documents to which a Seller Party is a party have been duly executed and delivered by each Seller Party, and constitute the valid and binding obligations, enforceable against such Seller Party in accordance with theft respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' fights and remedies generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

      3.2 Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, The Company has full corporate power and authority to carry on its businesses as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease.


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      3.3 Subsidiaries. The Company does not have, directly or indirectly, any ownership in any Person.

      3.4 Articles of Incorporation, Bylaws, Officers and Directors. Complete and correct copies of the Company's charter documents and all amendments thereof to date, certified by the Secretary of the Commonwealth of Pennsylvania, and the bylaws as amended to date, certified by an officer of the Company have been or are being delivered to Buyer prior to or at the Closing. Schedule 3.4 contains a complete and correct list of all of the officers and directors of the Company immediately prior to the Closing.

      3.5 Capital Stock. The Company has 1,000 shares of Common Stock authorized, of which [____] shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company comprise the Company Shares and are owned by the Seller.

      3.6 Options, etc. Other than the Company Shares, the Company does not have outstanding any stock or other securities convertible into or exchangeable for shares of its capital stock or containing profit participation features, and the Company does not have outstanding any options, warrants or rights to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock and there is no obligation, commitment or agreement of any character to which any Seller Party is a party, by which the Company is obligated to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating Company to grant, extend, accelerate the vesting of or enter in to any such option, warrant, equity security, call right, commitment or agreement. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. There are no voting agreements, voting trusts or other agreements (including, without limitation, contractual or statutory preemptive rights or cumulative voting rights), commitments or understandings with respect to the voting or transfer of the capital stock of the Company.

      3.7 Title to Company Shares. Seller is the beneficial and record owner of all the outstanding Company Shares, free and clear of any Liens whatsoever, other than any transfer restrictions that may apply under federal and state securities laws. The Seller has good and marketable title to the Company Shares. Upon consummation of the transactions provided for in this Agreement in accordance with the terms hereof, Buyer will hold good and marketable title to all of the Company Shares, free and clear of any Liens whatsoever, other than transfer restrictions under federal and state securities laws.

      3.8 Financial Statements. Seller has previously delivered to Buyer audited consolidated financial statements of the Company for the years ended December 31, 1996, 1997 and the six months ended June 30, 1998 ("Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and


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

fairly presents the Company's financial condition, assets and liabilities as of their respective dates and the results of operations and cash flows for the periods related thereto in accordance with GAAP, except that the interim Financial Statements lack the footnote disclosure and normal recurring accruals otherwise required by GAAP, none of which, if provided, would reflect a material adverse change in the operations or financial condition of the Company.

      3.9 Compliance with Applicable Laws. Each Seller Party is in material compliance with all applicable laws, ordinances, statutes, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to the Business and the operation of the Company.

      3.10 Intellectual Property. Other than the Company's corporate name, the Company owns no intellectual property. All such intellectual property used in the Business is owned by and licensed from the Seller.

      3.11 Transaction Not a Breach. Neither the execution and delivery of the Transaction Documents to which each Seller Party is party, nor the fulfillment of or compliance by each Seller Party with the terms or provisions thereof, will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, the corporate charter or bylaws of Seller or the Company, or any agreement, contract, instrument, order, judgment or decree to which Seller or the Company is a party or by which their respective assets are bound, or violate any provision of any applicable law, statute, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which affects the assets or business of Seller or the Company.

      3.12 No Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with the execution and performance by Seller of the Transaction Documents to which it is a party, or the transactions contemplated thereby (and the Exhibits hereto); and the consummation of the transactions contemplated by the Transaction Documents.

      3.13 No Misrepresentation. None of the representations and warranties of Seller set forth in this Agreement, in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to Buyer by Seller, his Affiliates or representatives, as contemplated by any provision hereof (including, without limitation, the Transaction Documents), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE 4

                     BUYER'S REPRESENTATIONS AND WARRANTIES

      Buyer hereby represents and warrants to Seller as of the Closing Date as follows:


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      4.1 Authority and Enforceability. Buyer is an individual resident in the
Commonwealth of Pennsylvania with full power and competency to enter into and perform his obligations under this Agreement and each of the Transaction Documents to which he is a party and to execute, deliver and perform his obligations under this Agreement. This Agreement and each of the Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer and are the valid and binding obligations of Buyer and are enforceable against Buyer in accordance with their respective terms. No permits, approvals or consents of or notifications to (i) any governmental entities or (ii) any other Persons are necessary in connection with the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents and the consummation by Buyer of the transactions contemplated hereby or thereby.

      4.2 Transaction Not a Breach. The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer will not violate or conflict with, or result in the breach of any of the terms, conditions, or provisions of any contract, agreement, mortgage, or other instrument or obligation of any nature to which Buyer is a party or by which Buyer is bound.

      4.3 No Misrepresentation. None of the representations and warranties of Buyer set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to the Seller as contemplated by any provision hereof (including, without limitation, the Transaction Documents), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE 5

                                     CLOSING

      5.1 Time and Place. The closing of the transactions that are the subject of this Agreement (the "Closing") shall occur at the offices of the Buyer, at 10:00 a.m. on December 31, 1998 (the "Closing Date") or at such other time or place as the parties hereto shall mutually agree.

      5.2 Deliveries of the Seller. At the Closing, Seller will execute and deliver or cause to be executed and delivered to Buyer:

            (a) a non-negotiable copy of the certificates representing the Company Shares (the originals of which shall remain in the custody of Seller pursuant to the Pledge Agreement);

            (b) Certificates of Good Standing, dated not more than five (5) days prior to the Closing Date, with respect to the Company, issued by the Secretary of the Commonwealth of Pennsylvania and by the Secretary of State of Delaware.


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

            (e) a Secretary's Certificate of the Company, together with a certified copy of the Company's Certificate of Incorporation, and copies of the Bylaws and the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the Transaction Documents and the performance of the Company's obligations hereunder and thereunder, each such item certified by the secretary of the Company as having been duly and validly adopted and in full force and effect;

(f) the written resignation of all the officers and directors of the Company, effective as of the Closing;

(g) all minute books, stock ledgers and similar corporate records of the Company;

(h) a Franchise Agreement duly executed by Able;

(i) all records, customer lists, sales records, stationary, printed forms, business records, promotional materials, purchase orders and sales records used in the Business; and

(j) such other documents and instruments as Buyer or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

      5.3 Deliveries of Buyer. At the Closing, Buyer will deliver to Seller simultaneously with the delivery of the items referred to in Section 5.2 above:

(a) the executed Note evidencing the payment obligation of the Purchase Price;

(b) a duly executed copy of the Pledge Agreement;

(c) a duly executed Franchise Agreement and any related documents in connection therewith;

(d) two duly executed UCC-1 Financing Statements which shall be filed together with Appendix A to the Pledge Agreement to be filed in the appropriate state or local agencies in order to perfect Seller's security interest granted by Buyer in and to the collateral described in Appendix A;

(e) such other documents and instruments as Buyer or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

                                    ARTICLE 6

                             POST-CLOSING COVENANTS

      6.1 Indemnification.


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

            6.1.1 Indemnification by Seller. From and after the Closing, Seller agrees to indemnify, defend and save Buyer and the Company and their respective Affiliates and Plan Affiliates, and each of their respective officers, directors, employees, agents, Employee Benefit Plans, and fiduciaries, plan administrators or other parties dealing with any such plans (each, a "Buyer Indemnified Party"), forever harmless from and against, and to promptly pay to a Buyer Indemnified Party or reimburse a Buyer Indemnified Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the "Losses") sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

            (a) any misrepresentation or breach of a representation or warranty made herein or in the Transaction Documents by Seller or any one of or its respective Affiliates or non-compliance with or breach by any of them of any of the covenants or agreements contained in this Agreement or the Transaction Documents to be performed by Seller, or any of its respective Affiliates;

            (b) any violations of or obligations under any Environmental and Safety Requirements to the extent existing or arising on or prior to the Closing Date;

            (c) any action, demand, proceeding, investigation or claim (whenever made) by any third party (including governmental agencies) against or affecting Buyer or the Company which, if successful, would give rise to, evidence or demonstrate the existence of or relate to a misrepresentation or breach of any of the representations, warranties or covenants of Seller or its Affiliates;

            (d) any action, demand, proceeding, investigation or claim (whenever made) by any third party against or affecting Buyer or the Company relating to any personal injury or property damage caused, or alleged to be caused, by any goods sold, delivered or serviced by the Company prior to the Closing;

            (e) any assertion against the Company or Buyer of Excluded Liabilities; or

            (f) any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement based upon any alleged agreement between the claimant and the Seller, or the Company.

            6.1.2 Indemnification by Buyer. From and after the Closing, Buyer and the Company, jointly and severally, agree to indemnify, defend and save Seller and their respective Affiliates, and their respective officers, directors, employees, trustees and agents (each, a "Seller


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

Indemnified Party") forever harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all Losses actually sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

            (a) any misrepresentation or breach of a representation or warranty made herein or in the Transaction Documents by Buyer, or non-compliance with or breach by Buyer of any of the covenants or agreements contained in this Agreement or the Transaction Documents to be performed by Buyer or any of its Affiliates;

            (b) any action, demand, proceeding, investigation or claim (whenever made) by any third party (including governmental agencies) against or affecting Seller or its Affiliates which, if successful, would give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations, warranties or covenants of Buyer; or

            (c) any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement based upon any alleged agreement between the claimant and Buyer.

            6.1.3 Indemnification Procedure for Third Party Claims. In the event that subsequent to the Closing any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity that is not a party to this Agreement or an Affiliate of a party to this Agreement (including, but not limited to any domestic or foreign court or governmental authority, federal, state or local) (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party within 60 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within 30 days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's reasonable approval. If the parties still fail to agree on Defense Counsel, then, at such time, each of the Indemnifying and Indemnified Parties shall choose an arbitrator who, in turn shall select a third arbitrator, and the three arbitrators shall select Defense Counsel.


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

            (a) In the event that the Indemnifying Party shall fail to give the Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Losses reasonably paid or incurred in connection therewith.

            (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided tat the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

            (c) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

            (d) The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party (and the reasonable cost of such defense shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder).

            (e) If a decision is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this Section 6.1.3, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within 15 calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such 15-day period.

            (f) Any judgment entered or settlement agreed upon in the manner provided


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

herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

            6.1.4 Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in Section 6.1.3 will not affect the rights or obligations of any party hereunder except and only to the extent that as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

            6.1.5 Survival of Representations, Warranties and Covenants; Time Limits on Indemnification Obligations. All representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement for a period of one year from the date of this Agreement

      6.2 Liability for Taxes. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

            (a) Allocation of Taxes. Seller shall be responsible for all Taxes imposed on the Company or any Affiliated Group in which the Company is or was a member for all taxable periods, or portions of taxable periods, ending on or before the Closing Date in excess of those Taxes accrued as a liability, and included in Company Liabilities as set forth in Schedule 2.3 (the "Seller Taxes"). Buyer shall be responsible for all Taxes imposed on the Company for all taxable periods, or portions of taxable periods, after the Closing Date and for those Taxes accrued as a liability, and included in Company Liabilities as set forth in Schedule 2.3 (the "Buyer Taxes"). Whenever in accordance with this
Section 6.2, Buyer shall be required to pay Seller the Buyer Taxes or Seller shall he required to pay Buyer the Seller Taxes, subject to the parties' right to dispute the amount of such Taxes with the appropriate taxing authority, such payments shall be made the later of 10 days after requested or 10 days before the requesting party is required to pay or cause to be paid the related Tax liability. Where the Seller Taxes are calculated on the basis of a period which includes the day after the Closing Date, such Seller Taxes shall be calculated on the basis of the taxable income of the Company as though the taxable year of the Company terminated at the close of business on day prior to the Closing Date.

            (b) Returns for Tax Periods Ending On or Before the Closing Date. Buyer shall file (or cause to be filed) any Tax Returns of the Company for Tax periods beginning before the Closing Date for which Tax Returns shall not have been filed before the Closing Date. Such Tax Returns shall be prepared by Buyer on a basis consistent with past practice to the extent such past practice is consistent wit all federal, state, local and foreign Tax laws, rules and regulations.

            (c) Returns for Tax Periods Beginning After the Closing Date. Buyer shall


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file (or cause to be filed) any Tax Returns of the Company for Tax periods which begin after the Closing Date.

                                    ARTICLE 8

                                  MISCELLANEOUS

      7.1 Notices, Consents, etc. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally,
(b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

            (a)   If to Seller:

                  Able Energy Company
                  344 Route 46
                  Rockaway, New Jersey 07866
                  Tel: (973) 625-1012
                  Fax: (973) 625-8097
                  Attn: T. Harrington, President

                  with a copy to:

                  Alan S. Schaeffer, Esq.
                  Katten Muchin & Zavis
                  1025 Thomas Jefferson Street, NW
                  Suite 700, East Lobby
                  Washington, DC 20007
                  Tel:  (202) 625-3791
                  Fax:  (202) 298-7570

            (b)   If to Buyer:

                  Andrew W. Schmidt
                  2146 Ted-Jim Drive
                  Warrington, Pennsylvania 19876
                  Tel:  215) 918-0550
                  Fax: (215) 357-9205


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

                  with a copy to:

                  J. Daniel Brett, Esq.
                  68 East court Street
                  P.O. Box 659
                  Doylestown, Pennsylvania 19801
                  Tel:  (215) ___-____
                  Fax:  (215) ___-____

Date of service of such notice shall be (i) the date such notice is personally delivered, (ii) three days after the date of mailing if sent by certified or registered mail, (iii) one day after date of delivery to the overnight courier if sent by overnight courier or (iv) the next succeeding business day after transmission by facsimile.

      7.2 Public Announcements, No party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other parties hereto subject to applicable disclosures required to be made by Buyer under federal securities law. To the extent reasonably feasible, any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be made jointly by the parties.

      7.3 Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

      7.4 Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on Buyer only if such amendment or waiver is set forth in a writing executed by Buyer, and provided that any such amendment or waiver will be binding upon Seller only if such amendment or waiver is set forth in a writing executed by Seller. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

      7.5 Documents. Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

      7.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

      7.7 Expenses. Except as paid prior to the date hereof or otherwise specifically provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by


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it, him or her, as the case may be, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

      7.8 Construction. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the Commonwealth of Pennsylvania, without giving effect to provisions thereof regarding conflict of laws.

      7.9 Headings. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

      7.10 Assignment. This Agreement is intended to bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement will not be assignable or delegable by any party without the prior written consent of the other parties; provided, however, that nothing in this Agreement will limit Buyer's ability to assign its rights or delegate its responsibilities, liabilities, and obligations under this Agreement to any person at any time without the consent of the other parties.

      7.11 Definitions. For purposes of this Agreement, the following terms have the meaning set forth below:

            "Affiliate" means an affiliate as defined in Rule 405 under the Securities Act of 1933, as amended, and includes any past and present Affiliate of a Person.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as the date of determination, consistently applied.

            "Liens" means any claims, liens, charges, restrictions, options, preemptive rights, mortgages, hypothecations, assessments, pledges, encumbrances or security interests of any kind or nature whatsoever.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or government (whether Federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

            "Proprietary Rights" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); the Trademarks and all other all trademarks, service marks, trade dress, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and franchisee, customer and supplier lists and related information and all other proprietary rights.

            "Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

            "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting Schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

            "Transaction Documents" means all agreements and instruments contemplated by and being delivered pursuant to or in connection with this Agreement.

      7.12 Entire Agreement. This Agreement, the Preamble and all the Schedules attached to this Agreement (all of which shall be deemed incorporated in the Agreement and made a part hereof) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

      7.13 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

      7.14 Interpretative Matters. Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, and (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and the term A including" shall mean by way of example and not by way of limitation.

      7.15 Knowledge. Where any representation or warranty of Seller contained in this Agreement is expressly qualified by reference "to the knowledge of," it refers to the knowledge of Seller and/or the directors, officers and senior managers of the Company and its Affiliates as to the existence or absence of facts that are the subject of such representations and warranties after consultation with and due inquiry of all of the directors, officers and senior managers of the Company which is assumed to have been made and acknowledged by Seller, it being understood that Seller has not made any other independent investigation or consulted with any outside third parties, other than the Company's accountants and legal counsel.

      7.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


SELLER:


/s/ Timothy G. Harrington 12/31/98
----------------------------------
Able Energy Company, Inc.
By: Timothy G. Harrington, President


COMPANY:                                 BUYER:

ABLE OIL COMPANY MONTGOMERY, INC.        ANDREW W. SCHMIDT


By: Timothy G. Harrington, President     /s/ Andrew W. Schmidt
                                         ---------------------
                                                              12/31/98

EXHIBITS

Exhibit 2.2.3          Pledge Agreement

Exhibit 5.2-D          Form of Opinion

Exhibit 5.2-H          Form of Trademark License Termination Agreement

Exhibit 5.2-K          Form of Release

Exhibit 7.5            Form of Lock-Up Agreement

      SCHEDULES

Schedule 3.2           Certificates of Good Standing
Schedule 3.4           Officers and Directors
Schedule 3.9           Liabilities
Schedule 3.10-B        Accounts Receivable
Schedule 3.10-C        Accounts Payable
Schedule 3.12          Material Contracts
Schedule 3.13          Leased Real Property
Schedule 3.14          Personal Property
Schedule 3.15          Litigation
Schedule 3.17          Intellectual Property
Schedule 3.19          Conduct in Ordinary Course of Business
Schedule 3.20          Insurance Policies
Schedule 3.21          Bank Accounts
Schedule 3.22          Licenses and Permits
Schedule 3.23          Employee Benefit Plans
Schedule 3.24          Hazardous Wastes
Schedule 3.25          Salaries
Schedule 3.26          Personnel Agreements, Plans and Arrangements
Schedule 3.27          Workers Compensation
Schedule 3.29          Affiliate Transactions

??

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1

(iii)

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Able Mont. SPA 7/17/98

sAble Mont. TIME \@ "M/d/yy" 7/17/98